Exhibit 16.1

Altschuler, Melvoin and Glasser LLP
Certified Public Accountants

November 30, 2006

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Divall Insured Income Properties 2 Limited Partnership's statements included under Item 4.01 of its Form 8-K filed on November 30, 2006, and we agree with such statements concerning our firm.

/s/ ALTSCHULER, MELVOIN AND GLASSER LLP

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